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                                                                    EXHIBIT 99.6


LIONBRIDGE EXPANDS VERTICAL
INDUSTRY EXPERTISE WITH
ACQUISITION OF HARVARD
TRANSLATIONS


- LIONBRIDGE GAINS BLUE-CHIP CLIENTS IN LIFE SCIENCES,
FINANCIAL SERVICES AND SPECIALIZED PUBLISHING INDUSTRIES -

WALTHAM, MASS. - MAY 22, 2000 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), a leading provider of multilingual eBusiness services, announced the expansion of its portfolio of life sciences and financial services clients through the acquisition of privately held Harvard Translations. Based in Cambridge, Massachusetts, Harvard Translations provides comprehensive translation and globalization services to regulated industries as well companies requiring specialized multilingual publishing solutions. The acquisition closed on May 18, 2000.

"Harvard Translations has an impressive customer base that includes clients such as Johnson & Johnson, RR Donnelley Financial and TIME Magazine, and brings expertise in life sciences and financial services, two fast-growing eCommerce sectors," said Rory Cowan, CEO of Lionbridge. "With the combined strengths of Harvard Translations and INT'L.com, Lionbridge is in a position to take advantage of the exploding global B2B market."

"Lionbridge has emerged as a leading provider of localization for the IT and telecom industries, servicing leaders like Cisco, Ericsson, IBM and Nortel Networks," said Robert Sprung, founder and chairman of Harvard Translations. "Harvard Translations broadens Lionbridge's domain into life sciences and financial services -- two of the fastest-moving vertical markets that need quality-critical language technology and expertise to stay competitive."

"Through this business combination, our clients in the publishing and regulated industries will benefit from Lionbridge's proprietary workflow technology as well as its global network of linguists and engineers," said Doug Langenberg, president of Harvard Translations.

Under the terms of the agreement with Harvard Translations, announced on March 31, 2000, this is a tax-free stock-for-stock transaction, accounted for as a pooling of interests. Robert Sprung joins Lionbridge as vice president of business development for regulated industries. Doug Langenberg continues as president of Harvard Translations.

ABOUT LIONBRIDGE

Lionbridge Technologies, Inc. provides multilingual eBusiness services to the information technology, telecommunications, life sciences and financial services industries. Lionbridge integrates automated workflow management technology with a global network of linguists, test engineers and project managers to enable simultaneous worldwide release and maintenance of Web-based products and content. Based in Waltham, Mass., Lionbridge maintains facilities in Canada, Ireland, The Netherlands, France, China, South Korea, Japan, Brazil, and the United States. To learn more, visit WWW.LIONBRIDGE.COM.


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FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. Lionbridge's actual experience may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the termination of customer contracts prior to the end of their term; Lionbridge's dependence on clients' product releases to generate revenues; difficulties Lionbridge may encounter in the integration of the operations of INT'L.com and Harvard Translations; the loss of a major client; the size, timing and recognition of revenue from major clients; the impact of foreign currency fluctuations on our operating results; risks associated with management of growth; market acceptance of new service offerings, including Lionbridge's Microsoft Windows certification program; the failure to keep pace with the rapidly changing requirements of its clients; Lionbridge's ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its solutions; political, economic and business fluctuations in international markets; as well as risks of downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition, and competitive pricing pressures. For a more detailed description of the risk factors associated with Lionbridge, please refer to Lionbridge's Annual Report on Form 10-K and Form S-4 Registration Statement on file with the Securities and Exchange Commission.



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